Designated Filer:  Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:   Builders FirstSource, Inc. (BLDR)
Date of Event Requiring Statement: December 4, 2006


                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES



           WARBURG PINCUS IX, LLC

           By:  Warburg Pincus Partners, LLC, its Sole Member,
                By:  Warburg Pincus & Co., its Managing Member

           By: /s/ Scott A. Arenare
              -----------------------------------         Date: December 6, 2006
               Name:   Scott A. Arenare
               Title:  Partner


           WARBURG PINCUS PARTNERS, LLC

           By:  Warburg Pincus & Co., its Managing Member

           By: /s/ Scott A. Arenare
              -----------------------------------         Date: December 6, 2006
               Name:   Scott A. Arenare
               Title:  Partner


           WARBURG PINCUS LLC

           By: /s/ Scott A. Arenare
              -----------------------------------         Date: December 6, 2006
               Name:   Scott A. Arenare
               Title:  Managing Director


           WARBURG PINCUS & CO.

           By: /s/ Scott A. Arenare
              -----------------------------------         Date: December 6, 2006
               Name:   Scott A. Arenare
               Title:  Partner


           By: /s/ Scott A. Arenare
              -----------------------------------         Date: December 6, 2006
               Name:  Charles R. Kaye
               By:    Scott A. Arenare, Attorney-in-Fact


           By: /s/ Scott A. Arenare
              -----------------------------------         Date: December 6, 2006
               Name:  Joseph P. Landy
               By:    Scott A. Arenare, Attorney-in-Fact